Exhibit 99.1

NEWS RELEASE
Contact:	The Abernathy MacGregor Group, Inc.
Dan Hilley, dch@abmac.com
(213) 630-6550; (888) 477-4319

For Immediate Release:

Orleans Homebuilders Announces Notice from the NYSE Amex LLC

BENSALEM, Pa., March 11, 2010 /PRNewswire-FirstCall/ -- Orleans Homebuilders, Inc. (the “Company”) (Amex: OHB) announced that on March 5, 2010 the Company received a written notice from NYSE Amex LLC (the “Exchange”) stating that the Exchange intends to suspend trading in the Company’s common stock, apply to the Securities and Exchange Commission (the “SEC”) to delist the common stock and to truncate the procedures regarding continued listing evaluation and follow-up as specified in Section 1009 of the NYSE Amex LLC Company Guide (the “Company Guide).

In particular, the written notice from the Exchange stated that (i) as a result of the Company filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code on behalf of itself and a majority of its operating subsidiaries on March 1, 2010, the Staff has determined that the Company is financially impaired and, as such, is not in compliance with Section 1003(a)(iv) of the Company Guide in that is has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, and its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue its operations and meet is obligations as they mature; and (ii) the Company is not in compliance with Section 134 and Section 1101 of the Company Guide because the Company failed to timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and its Quarterly Reports on Form 10-Q for the periods ended September 30, 2009 and December 31, 2009.

The Exchange also indicated that, based upon the foregoing, the Staff has concluded that it appears that it is appropriate to initiate immediate delisting proceedings at this time.  The Company does not intend to appeal the Exchange’s determination to delist the Company’s common stock and to apply to the SEC to delist the Company’s common stock.  The written notice from the Exchange states that if the Company does not appeal the Staff Determination by March 12, 2010, the delisting determination will become final, the Exchange will suspend trading in the Company’s common stock and will submit an application to the SEC to strike the Company’s common stock from listing and regulation on the Exchange in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and rules promulgated thereunder.  After the Company’s common stock is delisted, the Company cannot predict whether any trading market, including any over-the-counter trading market, for the Company’s common stock will develop or be sustained.

About Orleans Homebuilders, Inc.

Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums.  From its headquarters in suburban Philadelphia, the Company serves a broad customer base including first-time, move-up, luxury, empty-nester and active adult homebuyers.  The Company currently operates in the following 11 distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater, Virginia; Chicago, Illinois; and Orlando, Florida.  The Company’s Charlotte, North Carolina operations also include adjacent counties in South Carolina.  Orleans Homebuilders employs approximately 300 people.

Exhibit 99.1

Forward-Looking Statements

Certain information included herein and in other Company statements, reports and SEC filings is or may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the continued listing of the Company’s common stock on the NYSE Amex Exchange; the Company’s intention to not appeal the delisting determination; and actions the NYSE Amex Exchange may take with respect to the listing of the Company’s common stock.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include the likelihood that there will likely be little or no assets or value available for distribution to the Company’s common stockholders as a result of the Company’s bankruptcy; the Company’s ability to secure adequate financing in bankruptcy and to operate under terms of any such financing; the ability of the Company to continue normal business operations during the Chapter 11 proceedings, including obtaining and maintaining acceptable terms with vendors and service providers and continuing to attract buyers of its homes; the potential adverse impact of the Chapter 11 proceedings; the ability of the Company to attract, motivate and/or retain key executives and employees; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; our ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; and weather conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009, October 6, 2009, November 5, 2009, December 9, 2009, December 23, 2009, February 1, 2010, February 19, 2010 and March 3, 2010.